PARAGON TRADE BRANDS, INC.
                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                             CHIEF EXECUTIVE OFFICER

      This Agreement, made as of the 5th day of August, 1997, by and between Paragon Trade Brands, Inc., a Delaware corporation (the "Company"), and Bobby V. Abraham ("Employee").

                              W I T N E S S E T H :

      WHEREAS, the Company desires to continue to employ Employee and Employee desires to continue to be employed by the Company upon the terms and conditions set forth herein; and

      WHEREAS, the Company desires to amend and restate the provisions of that certain Employment Agreement made as of the 2nd day of February 1993 (the "Original Agreement"), by and between the Company and Employee;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

      1.    EMPLOYMENT.   The  Company  hereby   employs   Employee  as  chief
executive officer of the Company and Employee hereby accepts such employment, upon the terms and conditions set forth herein.

      2. TERM. Except as otherwise noted in this Agreement or the Schedules attached hereto, the term of this Agreement shall commence on the Effective Date and shall expire on the date which the Employee's employment by the Company terminates. For purposes of this Agreement, the term "Effective Date" means the date first written above.

      3. DUTIES. Employee will, during the term hereof: (a) faithfully, diligently and capably do and perform all such acts and duties, and furnish such services, as the board of directors of the Company shall direct or as is customary for the chief executive officer of a publicly held company, and do and perform all acts in the ordinary course of the Company's business (subject to such limitations as the board of directors of the Company may prescribe) necessary and conducive to the Company's best interests; (b) devote such time, energy and skill to the business of the Company and to the promotion of the Company's best interests as is reasonably required of an individual whose employment as the chief executive officer of the Company is the individual's principal occupation and employment; and (c) comply with any and all Company announced policies and procedures governing conduct in the workplace.

      4.    COMPENSATION.

      (a) The Company shall compensate Employee for all services to be performed by Employee during the term of this Agreement as follows:

            (i) pay salary at a salary rate to be determined annually by the compensation committee of the board of directors of the Company ("Salary Rate") in periodic installments in accordance with Company practices for other executive employees; and

            (ii) grant awards of stock options and restricted stock ("stock awards") to be determined annually by the compensation committee of the board of directors of the Company;

            (iii)  provide  a   deferred  compensation  plan  as  set  forth  on
      Schedule A hereto;

            (iv)   provide  a   supplemental  severance  plan  as set  forth  on
      Schedule B hereto; and

            (v) provide such additional or special compensation as the board of directors of the Company shall approve after receipt of recommendations from the compensation committee of the board of directors, it being understood by Employee that except with respect to compensation contemplated by Schedules A and B, Employee's compensation by the Company shall be only such compensation as shall have been approved by the board of directors of the Company.

      (b) In addition to compensation as provided for in Section 4(a), the Company agrees that Employee shall be entitled to participate in such life insurance, medical, dental, pension, retirement and other benefits plans as are made available from time to time by the Company for the benefit of its salaried employees generally.

      5.    TERMINATION OF EMPLOYMENT.

      (a) For  purposes  of this  Agreement  (1)  Employee's  employment  by the
Company  shall   terminate  (A)  by  reason  of  Employee's   death,   voluntary
resignation, retirement or disability (as the terms "retirement" and "disability" are defined in Article 1 of the Paragon Trade Brands, Inc. Deferred Compensation Plan adopted effective April 1, 1997), or (B) at the request of the Company's board of directors ("Board Requested Termination"); or (C) for cause; and (2) "cause" shall be deemed to exist if (i) Employee engages in acts of dishonesty or fraud in connection with his services hereunder; or (ii) during his employment, Employee is in breach of his obligations under Sections 3, 6 or 7, or the confidentiality agreement contemplated by Section 7;

      (b) If Employee's employment with the Company is terminated by reason of Employee's death, retirement or disability, the Company's obligations hereunder shall be satisfied by providing the benefits provided for under the Company's other benefits plans applicable in the case of an employee's death, retirement or permanent disability;

      (c) If Employee's employment with the Company is terminated (i) for cause or (ii) by Employee's voluntary resignation for a reason other than one enumerated in Section 5(d), all obligations of the Company under this Agreement shall terminate with such termination of employment, and Employee shall not be entitled to any compensation under this Agreement except for compensation fully earned and unpaid, and vested benefits under stock options and restricted stock granted Employee, as of the date of termination of employment.

      (d) If Employee's employment with the Company is terminated as a result of a Board Requested Termination, Employee shall be entitled to payment of a sum equal to two times the Employee's annualized Salary Rate in effect at the time of notification of termination, in addition to all compensation earned but unpaid and benefits vested unconditionally to the date of termination, which cash sum shall be payable in twenty-four (24) equal monthly installments, as applicable, subject to such deductions as may be required by law, beginning on the 15th day of the month following the month in which termination of employment occurs. Payment of the appropriate amount in cash shall be deemed to be liquidated damages for purposes of any suit brought by or on behalf of Employee for damages for breach of this Agreement.

      6. RESTRICTIVE COVENANT. During Employee's employment with the Company, and for a period of two (2) years following termination of Employee's employment with the Company for any reason, as long as the Company meets its obligations under this Agreement, Employee shall not,

      (a) directly or indirectly be employed or retained by, serve as an officer or director of, act as a consultant or advisor to, engage in, or be financially interested in, any person or persons, firm, association, venture, entity, partnership, corporation or sole proprietorship that competes, directly or indirectly, with the Company, or any business of the Company, as the Company is conducting its business at the time of termination of his employment; or

      (b) assist financially or in any other manner, directly or through any other person or persons, firm, association, venture, entity, partnership, corporation or sole proprietorship, whether as a partner, shareholder in excess of 5% of the issued and outstanding shares, agent, owner, advisor or material financial backer, any person or entity to enter into, develop, or carry on any business that competes with the Company, or any business of the Company, as the Company is conducting its business at the time of termination of his employment; or

      (c) recruit or hire, or attempt to recruit or hire, directly or indirectly, any member of the key management team who is employed by the Company at the time of termination of Employee's employment (for purposes of this Section 6(c), the Company's key management team shall include those employees eligible to receive either stock option grants or awards of stock appreciation rights under any of the Company's incentive compensation plans); or

      (d) directly or indirectly, orally or in writing, disparage the Company, its products or employees in any way or interfere to the detriment of the Company with any existing business relationship of the Company and any of its employees, agents or representatives; or

      (e) directly or indirectly divert or attempt to divert from the Company any business in which the Company is engaged.

      Any breach of this restrictive covenant by Employee shall effect a forfeiture of Employee's rights hereunder and terminate the Company's obligations under this Agreement, and Employee shall not be entitled to any compensation contemplated by this Agreement, whether or not earned or vested as of the date of termination of the Company's obligations under this Agreement.

      7.    NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

      (a) Employee agrees to enter into a confidentiality agreement, in the form attached as Schedule C (the "Confidentiality Agreement"), concurrently with the execution of this agreement.

      (b) Any breach by Employee of the Confidentiality Agreement shall effect a forfeiture of Employee's rights hereunder and terminate the Company's obligations under this Agreement, and Employee shall not be entitled to any compensation contemplated by this Agreement, whether or not earned or vested as of the date of termination of the Company's obligations under this Agreement.

      8. ADDITIONAL REMEDIES. Employee recognizes that irreparable injury will result to the Company and to its business and properties in the event of any breach by Employee of any of the provisions of Section 6 or the Confidentiality Agreement and that Employee's continued employment is predicated on the covenants made by him pursuant thereto. In the event of any breach by Employee of his obligations under Section 6 or the Confidentiality Agreement, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain any such breach by Employee or by any person or persons acting for or with Employee in any capacity whatsoever.

      9. NONASSIGNMENT. This Agreement is personal to Employee and shall not be assigned by him. Employee shall not hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder. This Agreement shall not be assigned by the Company without the prior written consent of Employee.

      10. WAIVER. The waiver by a party of a breach by the other party of any provision of this Agreement shall not be construed as a waiver by such party of any subsequent breach by the other party.

      11. SEVERABILITY. If any clause, phrase, provision or portion of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision or portion hereof to other persons or circumstances.

      12. BENEFIT. The provisions of this Agreement shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon the Company and Employee, its and his heirs, personal representatives and successors, including without limitation Employee's estate and the executors, administrators, or trustees of such estate.

      13. RELEVANT LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia.

      14. NOTICES. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or facsimile transmission, or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

      (a)   If to the Company:

            Paragon Trade Brands, Inc.
            Attn:  Corporate Secretary
            180 Technology Parkway
            Norcross, Georgia  30092
            Facsimile:  (770) 300-3959

      (b)   If to Employee:

            Bobby V. Abraham
            435 River Glen Trace
            Atlanta, Georgia

      15. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof, and this Agreement shall not be modified or amended except by written agreement of the Company and Employee.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set-forth above.

                                     PARAGON TRADE BRANDS, INC.
Attest:

/S/ MELANIE Y. ZELLER                By:   /S/ DAVID W. COLE
---------------------                -----------------------



                                    EMPLOYEE:


                                     /S/ BOBBY V. ABRAHAM
                                     --------------------
                                     Bobby V. Abraham

                                   SCHEDULE A

                           DEFERRED COMPENSATION PLAN
                           PARAGON TRADE BRANDS, INC.

                             CHIEF EXECUTIVE OFFICER


1.    GENERAL TERMS

      A. AWARDS UNSECURED. The Company will pay Awards granted under this Agreement ("Awards") from its general assets and will not set aside any funds to pay or secure Awards at any time prior to payment.

      B. INTEREST. Interest will not be paid on Awards prior to the date each Award becomes effective. Interest on Awards after they become effective will accrue as described in Section 3C below.

      C. TERMINATION OF EMPLOYMENT. If Employee is terminated by the Company for willful violation of the Company rules or for gross negligence in job performance, no portion of any Award will be paid. In the event of Employee's death or disability, or if Employee is terminated for reasons other than those listed above, prior to the date an Award becomes effective, Employee (or Employee's surviving spouse if any and, if not, Employee's legal representative) will be paid the total amount of all Awards which have become effective plus a pro rata portion of the current year's Award which is not yet effective. Such pro rata portion shall be determined by multiplying the amount of the Award by a fraction the numerator of which is the number of months Employee was employed by the Company during that year and the denominator of which is twelve.

      D. OTHER PLANS NOT AFFECTED. Awards under this Agreement will be in addition to amounts paid to Employee under any other compensation or benefit program of the Company.

      E. DEFINITION OF TERMS. Capitalized terms not otherwise defined herein are used as defined in the Amended and Restated Employment Agreement between Paragon Trade Brands, Inc. and Bobby V. Abraham dated August 5, 1997.

      F. OWNERSHIP OF ASSETS. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Funds in the Deferred Compensation Account shall continue for all purposes to be a part of the general funds of the Company, and no person other than the Company shall have any interest in such funds. Employee's (or Employee's beneficiaries') right to receive payments from the Company under this Agreement shall be no greater than the right of any unsecured general creditor of the Company.

2.    ANNUAL AWARDS

      A. AMOUNT. There will be seven annual Awards, one each year commencing in 1993. The amount of each annual Award will be 20% of Employee's base salary plus any incentive compensation earned by Employee in the year prior to the Award.

      B. EFFECTIVE DATE AND PAYMENT OF AWARDS. The effective date for each year's Award will be December 31, with the effective date of the first award to be December 31, 1993. As soon as practicable after June 30, 1997, the obligation of the Company under this Agreement to pay Employee the aggregate Awards earned through December 31, 1996, and all earnings thereon, shall be transferred to Employee's Company Contribution Account under the Paragon Trade Brands, Inc. Deferred Compensation Plan, adopted effective April 1, 1997 (the "Deferred Compensation Plan"). The Company shall transfer this obligation by making a cash contribution in the amount of such obligation to Employee's Company Contribution Account under the Master Trust Agreement for the Paragon Trade Brands, Inc. Deferred Compensation Plan (the "Trust"); and upon the date such contribution is received by the Trust, the
            Company's obligation to pay such deferred compensation and earnings thereon under this Agreement shall be fully extinguished. Upon the transfer of such funds to the Trust, such obligation shall be governed solely by the terms of the Deferred Compensation Plan, provided, however, that Employee shall at all times be 100% vested in all amounts in his Company Contribution Account under the Deferred Compensation Plan.

            Awards made for the year commencing January 1, 1997 and thereafter will not become an obligation under this Agreement. Instead, when an Award is credited the Company shall as soon as practicable thereafter transfer cash in the amount of such Award to Employee's Company Contribution Account under the Trust. Such contribution to the Employee's Company Contribution Account under the Deferred Compensation Plan shall be governed solely by the terms of the Deferred Compensation Plan, provided, however, that Employee shall at all times be 100% vested in all amounts in his Company Contribution Account under the Deferred Compensation Plan."

3.    INTEREST ON AWARDS

      A. DEFERRED COMPENSATION ACCOUNT. As of the date each Award becomes effective, the Company shall credit to a reserve account the Employee's name (the "Deferred Compensation Account") the amount of each Award.

      C. INTEREST. The balance (including principal and interest) in the Deferred Compensation Account shall earn interest at an annual rate equal to the three-month Treasury Bill rate as of each January 15 converted to an interest-bearing equivalent plus two percent (2%) as determined from time to time by the Compensation Committee of the Board of Directors of the Company.

      Employee may designate beneficiaries to succeed to Employee's right to receive future payments of Deferred Awards in the event of Employee's death. If no designation is made or the designated beneficiary predeceases Employee, designation shall be made to Employee's estate.

                                   SCHEDULE B

                           PARAGON TRADE BRANDS, INC.
                            SEVERANCE PROTECTION PLAN

                            (CHIEF EXECUTIVE OFFICER)


      WHEREAS, the Board of Directors of Paragon Trade Brands, Inc. (the "Company") recognizes that the threat of an unsolicited takeover of the Company may occur which can result in significant distractions to its key executive personnel because of the uncertainties inherent in such a situation; and

      WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of its chief executive officer in the event of a threat of a change in control of the Company and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security.

      NOW, THEREFORE, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                                    ARTICLE I

                              ESTABLISHMENT OF PLAN

      As of the Effective Date, the Company hereby establishes a severance compensation plan known as the Paragon Trade Brands, Inc. Severance Protection Plan (Chief Executive Officer) as set forth in this document.

                                   ARTICLE II

                                   DEFINITIONS

      As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

      2.1   BOARD.  The Board of Directors of Paragon Trade Brands, Inc.

      2.2 BASE SALARY. The amount Executive is entitled to receive as wages or salary on an annualized basis.

      2.3 CAUSE. The Company may terminate the Executive's employment for "Cause." "Cause" is defined as (i) a material breach by Executive of the terms of the Amended and Restated Employment Agreement between Executive and the Company dated August 5, 1997, (ii) the conviction of Executive of any criminal act that two thirds (2/3) of the Board shall, in its sole and absolute discretion, deem to constitute Cause, or (iii) conduct by Executive in his office with the Company that is grossly inappropriate and demonstrably likely to lead to material injury to the Company, as determined by two-thirds (2/3) of the Board acting reasonably and in good faith; provided, however, that in the case of (iii) above, such conduct shall not constitute Cause unless the Board shall have delivered to Executive notice setting forth with specificity (x) the conduct deemed to qualify as Cause, (y) reasonable action that would remedy such objection, and (z) a reasonable time (not less than thirty (30) days) within which Executive may take such remedial action, and Executive shall not have taken such specified remedial action within such specified reasonable time.

      2.4   CHANGE IN CONTROL.  A "Change in Control" shall be  deemed to occur:

            (a) if any person (as such term is used in sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of the securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities,

            (b) upon the first purchase of the Company's Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company),

            (c) upon the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all of the Company's assets or a plan of liquidation or dissolution of the Company, or

            (d) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      2.5   COMPANY.  Paragon Trade Brands, Inc.

      2.6   EFFECTIVE  DATE.  The  effective  date of the  Amended  and Restated
Employment Agreement between Bobby V. Abraham and the Company dated as of August 5,1997.

      2.7   EXECUTIVE. Bobby V. Abraham.

      2.8 GOOD REASON. "Good Reason" shall mean the occurrence of any of the following events or conditions:

            (a)  a  change  in  the  Executive's  status,   title,  position  or
responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect him to any of such positions, except in connection with the termination of his employment for Cause, Permanent Disability, as a result of his death, or by the Executive other than for Good Reason;

            (b)   a reduction in the Executive's annual base salary;

            (c) the Company's requiring the Executive (without the consent of the Executive) to be based at any place outside a thirty-five (35) mile radius of his place of employment prior to a Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior the Change in Control;

            (d) the failure by the Company to (A) continue in effect any material compensation or benefit plan in which the Executive was participating at the time of the Change in Control, or (B) provide the Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

            (e) any material breach by the Company of any provisions of this Plan;

            (f) any purported termination of the Executive's employment for Cause by the Company which does not otherwise comply with the terms of this Plan.

      2.9 NOTICE OF TERMINATION. "Notice of Termination" shall mean a notice which indicates the specific provisions in this Plan relied upon as the basis for any termination of employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. No purported termination of employment shall be effective without such Notice of Termination.

      2.10 PERMANENT DISABILITY. The Executive shall be deemed to have become permanently disabled for purposes of this Plan if the Board of Directors of the Company finds, upon the basis of medical evidence satisfactory to it, that the Executive is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Company and that such disability will be permanent and continuous during the remainder of his life.

      2.11  SEVERANCE   BENEFIT.   The  benefit  payable  in   accordance   with
Article IV of the Plan.

                                   ARTICLE III

                                   ELIGIBILITY

      3.1 PARTICIPATION. Executive shall automatically be entitled to be a Participant in the Plan as of the Effective Date.

      3.2 DURATION OF PARTICIPATION. Executive shall cease to be a Participant in the Plan if he ceases to be an employee of the Company at any time prior to a Change in Control or, if his employment is terminated following a Change in Control under circumstances where he is not entitled to severance benefits under the terms of this Plan. If Executive is entitled to payment of a Severance Benefit, he shall remain a Participant in the Plan until the full amount of the Severance Benefit has been paid to him.

                                   ARTICLE IV

                               SEVERANCE BENEFITS

      4.1 RIGHT TO SEVERANCE BENEFIT. Executive shall be entitled to receive from the Company a Severance Benefit in the amount provided in Section 4.2 if
(i) a Change in Control has occurred and (ii) within one year thereafter, Executive's employment with the Company terminates for any reason, except (b), that notwithstanding the provisions of subparagraph (1), no benefits under this Plan will be payable should the Participant's termination of employment be (i) for Cause, (ii) by reason of Permanent Disability, (iii) initiated by the Participant for other than Good Reason, or (iv) by reason of the Participant's death.

      4.2 AMOUNT OF SEVERANCE BENEFITS. If Executive's employment is terminated in circumstances entitling him to a Severance Benefit as provided in Section 4.1, Executive shall be entitled to the following benefits:

            (a) the Company shall pay to the Executive, as severance pay and in lieu of any further salary for periods subsequent to the Termination Date (as specified in Section 5.2), in a single payment (without any discount for accelerated payment), an amount in cash equal to 2.9 times the Executive's Base Salary immediately prior to the Change in Control, less any amounts paid to Executive under the Paragon Trade Brands Salaried Severance Plan;

            (b) for a period of eighteen (18) months subsequent to the Executive's termination of employment, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries, the life insurance, disability, medical dental and hospitalization benefits which were being provided to the Executive at the time of termination of employment. The benefits provided in this Subsection 4.2(b) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given. The Executive shall notify the Company if he obtains employment with another entity or individual during the eighteen (18) months subsequent to his termination and in doing so shall inform the Company whether the Executive has been provided all or some of the foregoing benefits by his new employer. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This subsection (b) shall not be interpreted so as to limit any benefits to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment. The provision of continued benefits to the Executive under this subsection (b) shall not deprive the Executive of any independent statutory right to continue benefits coverage pursuant to Sections 601 through 606 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            (c) the Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

                                    ARTICLE V

                            TERMINATION OF EMPLOYMENT

      5.1   WRITTEN   NOTICE   REQUIRED.    Any    purported    termination   of
employment, either by the Company or by the Executive, shall be communicated by written Notice of Termination to the other.

      5.2 TERMINATION DATE. In the case of the Executive's death, the Executive's Termination Date shall be his date of death. In all other cases, the Executive's Termination Date shall be the date specified in the Notice of Termination subject to the following:

            (a) If the Executive's employment is terminated by the Employer for Cause or due to Permanent Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least thirty (30) days; and

            (b) If the Executive terminates his employment for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

                                   ARTICLE VI

                            SUCCESSORS TO CORPORATION

      6.1 SUCCESSORS. This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by the Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

                                   ARTICLE VII

                   DURATION, AMENDMENT AND PLAN TERMINATION

      7.1 DURATION. This Plan shall continue in effect until terminated in accordance with Section 7.2. If a Change in Control occurs, this Plan shall continue in full force and effect, and shall not terminate or expire until after all Executives who have become entitled to Severance Benefits hereunder shall have received such payments in full.

      7.2 AMENDMENT AND TERMINATION. The Plan may be terminated or amended in any respect by resolution adopted by two-thirds of the Board, provided, however, that no such amendment or termination of the Plan may be made if such amendment or termination would adversely affect any right of an Executive and provided further, that the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever following a Change in Control.

      7.3 FORM OF AMENDMENT. The form of amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Corporation, certifying that the amendment or termination has been approved by the Board.

                                  ARTICLE VIII

                       ADDITIONAL PAYMENTS BY THE EMPLOYER

      8.1 In the event it shall be determined that any payment or distribution of any type by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the "Total Payments"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. Payment of the Gross-Up Payment shall be made in accordance with Section 7.3.

      8.2 DETERMINATION BY ACCOUNTANT. All determinations required to be made under this Section 8, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm retained by the Company on the date of a Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the date of termination, if applicable, or such earlier time as is requested by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Company, it shall furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8.3 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

      8.3  NOTIFICATION  REQUIRED.  The  Executive  shall  notify   the  Company
in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the

Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive knows of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty-day period following the date of which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (a) give the Company any information reasonably requested by the Company relating to such claim,

            (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

            (c)   cooperate  with  the  Company  in  good   faith  in  order  to
effectively contest such claim,

            (d) permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment provisions of this Section 8.3, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Participant, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issued raised by the Internal Revenue Service or any other taxing authority.

      8.4 REPAYMENT. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8.3, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8.3) promptly pay to the Company the amount of such refund

(together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8.3, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 INDEMNIFICATION. If the Executive institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Company will pay for all actual legal fees and expenses incurred by the Executive.

      9.2 EMPLOYMENT STATUS. This Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee, to change the status of the Executive's employment or to change any employment policies of the Company.

      9.3 VALIDITY AND SEVERABILITY. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      9.4 GOVERNING LAW. The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the State of Georgia.

      9.5 CHOICE OF FORUM. Executive shall be entitled to enforce the provisions of this Plan, or to assert any claim for benefits under the terms of this Plan, in any state or federal court located in the State of Georgia, in addition to any other appropriate forum.

                                   SCHEDULE C

                           PARAGON TRADE BRANDS, INC.

                       EMPLOYEE CONFIDENTIALITY AGREEMENT



In consideration of the compensation paid to me by my employer (my employer can be Paragon Trade Brands, inc. or any of its majority owned subsidiaries) and my continued employment as an employee in a position where my duties include the possession of or access to my employer's trade secrets*, such duties being assigned as of August 5, 1997, I hereby agree on behalf of myself, my executors, legal representatives and assigns that:

      1. I will not at any time, either during or after my employment by my employer, disclose to those not confidentially bound to my employer, or use for their or my own benefit any of my employer's trade secrets without written consent from my employer;

      2. I will, upon termination of my employment with my employer or upon prior request, deliver to my employer any and all objects, materials, devices or substances including any writing recording, drawing, sample specimen, prototype model, photography, blueprint or map which describes depicts, contains, constitutes, reflects or records my employer's trade secrets, and all copies thereof in my possession; and

      3. I consent to my employer's notification to any future employer that I may have of the existence of this agreement.


/S/ MELANIE Y. ZELLER                            /S/ BOBBY V. ABRAHAM
---------------------                            --------------------
            Witness                                   Employee

                                          PARAGON TRADE BRANDS, INC.



Accepted:  AUGUST 5, 1997                       By:  /S/ DAVID W. COLE
           -------------------------                 -----------------


*"Trade Secret" means the whole or any portion or phase of any scientific or technical or business information, design, process, procedure, formula or improvement, any future plans, customer lists, market studies, cost and price studies or similar business information which is secret and of value. A "trade secret" shall be presumed to be secret when the employer takes measures to prevent it from becoming available to persons other than those selected by the employer to have access thereto for limited purposes. It shall be presumed to be of value if money has been spent in its development, if it gives the employer an opportunity to obtain an advantage over competitors who do not know or use it, or if it is salable.